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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                  -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  January 5, 1996


                           NORTHERN TRUST CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                      0-5965                36-2723087
(State or Other Jurisdiction         (Commission            (IRS Employer
      of Incorporation)              File Number)         Identification No.)



       50 South LaSalle Street
          Chicago, Illinois                                  60675
(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code: (312) 630-6000
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ITEM 5.   OTHER EVENTS

          Northern Trust Corporation ("Northern Trust") announced today the call for redemption on January 26, 1996 of all of its outstanding 6.25% Series E Preferred Stock Depositary Shares, each representing 1/20th of a share of Northern Trust's 6.25% Cumulative Convertible Preferred Stock, Series E. The Depositary Shares are being redeemed as a result of the call for redemption on that same date of all of the outstanding shares of the Series E Preferred Stock by Northern Trust's Board of Directors. Each Depositary Share will be redeemed at $52.8125 (including dividends accrued), or converted into 1.2048 shares of common stock, with cash to be paid for any fractional share.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (C)  EXHIBITS

          The press release issued by Northern Trust announcing the redemption of the outstanding 6.25% Series E Preferred Stock Depositary Shares and the corresponding 6.25% Cumulative Convertible Preferred Stock, Series E, is attached as Exhibit 99 to this Current Report on Form 8-K.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORTHERN TRUST CORPORATION

Date: January 5, 1996                      By  /s/ Perry R. Pero
                                             ---------------------------------
                                               Perry R. Pero
                                               Senior Executive Vice President
                                                and Chief Financial Officer

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                                 EXHIBIT INDEX


                                                        PAGE NUMBER
 EXHIBIT                                              IN SEQUENTIALLY
 NUMBER            DESCRIPTION OF EXHIBIT              NUMBERED COPY
 -------           ----------------------             ---------------

   99              Press Release announcing                   4
                Redemption of the outstanding
                  Series E Preferred Stock
                      Depositary Shares

                                       3